Please detach at perforation before mailing.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

PROXY	ADVISORSHARES TRUST	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2018

The Special Meeting of Shareholders of the AdvisorShares Peritus High Yield ETF, a series of AdvisorShares Trust (the “Trust”), will be held May 24, 2018 at 10:00 a.m. Eastern time, at the Trust’s offices located at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland. At the meeting, you will be asked to vote on the proposal described in the attached proxy statement. The undersigned hereby appoints [Noah Hamman] and [James Carl], or either one of them, proxies, each of them with full power of substitution, to represent and vote the shares of the undersigned at the meeting to be held on May 24, 2018, or any adjournments or postponements thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.

PROXY TABULATOR PO BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate box on the proxy card below.

3) Sign and date the card.

4) Return the proxy card in the envelope provided.

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted “FOR” the proposal.

	FOR	AGAINST	ABSTAIN

To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the AdvisorShares Peritus High Yield ETF (the “Target Fund”), a series of AdvisorShares Trust, to the Peritus High Yield ETF (the “Acquiring Fund”), a newly created series of Exchange Listed Funds Trust, in exchange for (a) shares of the Acquiring Fund (and cash in lieu of fractional shares, if any) with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of the Acquiring Fund (and cash in lieu of fractional shares, if any) in proportion to their holdings of shares of the Target Fund.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

Note: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN THE PROXY. IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date